Exhibit 99.1

Lindblad Expeditions Holdings, Inc. Reports

2017 First Quarter Financial Results

First Quarter 2017 Highlights:

●	Tour Revenues increased 3% to $63.1 million; Excluding the impact of voyage cancellations, it is estimated Tour Revenues would have increased 17% to $72.3 million
●	Net income of $0.6 million as compared with $10.5 million in 2016
●	Adjusted EBITDA of $10.3 million as compared with $17.6 million in 2016; Excluding the impact of voyage cancellations, it is estimated Adjusted EBITDA would have been $16.7 million
●	Lindblad segment Net Yield of $1,008 and Occupancy of 87%
●	Repurchased $5.6 million of stock and warrants

NEW YORK, May 9, 2017 – Lindblad Expeditions Holdings, Inc. (NASDAQ: LIND; the “Company” or “Lindblad”), a global provider of expedition cruises and adventure travel experiences, today reported financial results for the quarter ended March 31, 2017.

Sven-Olof Lindblad, President and Chief Executive Officer, said “Lindblad has started 2017 with significant operating momentum as bookings for future travel are up nearly 60% from the same period a year ago. While first quarter financial results were negatively impacted by unique voyage cancellations, the meaningful demand we are seeing for both existing and new vessels across our expedition fleet reinforces the appeal of our product and the opportunity we have to grow this business as we expand our current capacity. The National Geographic Quest will launch next month and has virtually sold out its inaugural Alaskan season, while its sister ship the National Geographic Venture is well under way for delivery in June 2018. We are also close to finalizing our plans for a new build blue water vessel to be delivered in the second quarter of 2019. This increased capacity, combined with a loyal and expanding customer base which seeks an authentic expedition experience that we have a proven track record of providing, is expected to generate significant earnings growth and create additional shareholder value in the years ahead.”

FIRST QUARTER RESULTS

Tour Revenues

First quarter tour revenues of $63.1 million increased $1.6 million, or 3%, as compared to 2016. The increase was primarily due to contributions from Natural Habitat, which was acquired in May of 2016, mostly offset by lower Lindblad segment revenues due in large part to an estimated $9.1 million impact from voyage cancellations. These voyage cancellations included four highly booked expeditions on the National Geographic Orion to repair the engine and the cancellation of two highly booked expeditions on the National Geographic Sea Lion to repair the air conditioning system. Excluding the impact of these voyage cancellations, the Company estimates that total Company tour revenue would have increased 17% to $72.3 million.

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Lindblad segment revenues of $53.2 million decreased $8.4 million, or 14%, compared to 2016, due to an $8.9 million decrease in ticket revenues driven by the voyage cancellations, partially offset by a $0.5 million increase in other tour revenues. Other tour revenues increased due to $1.9 million of insurance revenue related to the National Geographic Orion cancellations, which was mostly offset by lower other tour revenue due to the voyage cancellations. Excluding the impact of the voyage cancellations, the Company estimates that Lindblad segment revenue would have increased 1% to $62.3 million mainly due to the launch of charter expeditions in Cuba, offset by lower overall Occupancy.

Available Guest Nights declined by 18% as compared with the first quarter a year ago, primarily due to the voyage cancellations, partially offset by the launch of charter expeditions in Cuba. Lindblad segment Net Yield of $1,008 was in-line with the first quarter a year ago as increased pricing was offset by the impact of voyage cancellations on itineraries with higher net yields, as well as from a decline in overall Occupancy. Occupancy decreased to 87% from 92% a year ago primarily due to the cancellation of high occupancy voyages as well as from lower bookings during the first half of 2016 due to concerns over the Zika virus and terrorism and from a delay in direct mail marketing.

Net Income

Net income for the first quarter was $0.6 million, $0.01 per diluted share, as compared with net income of $10.5 million, $0.23 per diluted share, in the first quarter of 2016. The $9.8 million decrease is primarily due to the lower operating results and $2.9 million of additional stock based compensation expense in the current year primarily related to grants under the 2016 CEO Share Allocation Plan, which provides our CEO the ability to transfer shares from his existing holdings in the Company to eligible employees.

Adjusted EBITDA

First quarter adjusted EBITDA of $10.3 million decreased $7.3 million, or 42%, compared to the same period in 2016, due to a $7.7 million decrease at the Lindblad segment, partially offset by $0.4 million of contributions from Natural Habitat. Excluding the estimated $6.5 million impact from the voyage cancellations, total Company adjusted EBITDA would have declined 5% to $16.7 million and Lindblad segment adjusted EBITDA would have declined 7% to $16.3 million, primarily reflecting the lower Occupancy.

On a reported basis, the decline in the Lindblad segment primarily reflects the lower tour revenues in 2017 as well as higher charter costs, partially offset by a decline in fuel costs and lower operating expenses on the vessels with cancelled voyages.

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SEGMENT RESULTS

	For the Three Months Ended
	March 31,
(In thousands)	2017	2016	Change	%

Tour revenues:
Lindblad	$53,202	$61,574	$(8,372)	(14)%
Natural Habitat	9,926	-	9,926	NA
Total tour revenues	$63,128	$61,574	$1,554	3%
Impact of voyage cancellations	9,140	-	9,140	NA
Total tour revenues excluding voyage cancellations	$72,268	$61,574	$10,694	17%

Operating income:
Lindblad	$1,266	$10,919	$(9,653)	(88)%
Natural Habitat	99	-	99	NA
Total operating income	$1,365	$10,919	$(9,554)	(87)%
Impact of voyage cancellations	6,464	-	6,464	NA
Total operating income excluding voyage cancellations	$7,829	$10,919	$(3,090)	(28)%

Adjusted EBITDA:
Lindblad	$9,842	$17,555	$(7,713)	(44)%
Natural Habitat	422	-	422	NA
Total adjusted EBITDA	$10,264	$17,555	$(7,291)	(42)%
Impact of voyage cancellations	6,464	-	6,464	NA
Total adjusted EBITDA excluding voyage cancellations	$16,728	$17,555	$(827)	(5)%

The impact of the cancelled voyages on tour revenues was calculated as booked tour revenue at the time of cancellation less insurance proceeds. The impact of the cancelled voyages on operating income and adjusted EBITDA was calculated as booked tour revenue at the time of cancellation less insurance proceeds and estimated operating costs.

Liquidity

The Company’s cash and cash equivalents were $103.8 million as of March 31, 2017, as compared with $135.4 million as of December 31, 2016. The decrease primarily reflects purchases of property and equipment of $22.8 million, mostly related to the construction of two new coastal vessels partially offset by $2.7 million in net cash provided by operating activities. The current quarter also reflects $5.6 million of cash used to repurchase stock and warrants.

Free cash flow use was $20.1 million for the first quarter of 2017 as compared with $7.9 million in the first quarter of 2016 primarily due to the capital expenditures for the new vessels. Free cash flow is defined as net cash provided by operating activities less purchases of property and equipment.

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LINDBLAD FLEET ACTIVITIES

The Company expanded its travel offerings in December 2016 with new expeditions in Cuba that will operate on a seasonal basis from December through March.

The Company’s two new-build coastal vessels are proceeding on schedule. The first vessel, National Geographic Quest, is expected to launch on June 26, 2017 and will sail in Alaska and British Columbia during the summer of 2017 before voyaging to Costa Rica and Panama to provide expeditions for the Northern Hemisphere winter season. The second vessel, National Geographic Venture, is expected to launch in June of 2018.

STOCK AND WARRANT REPURCHASE PLAN

Pursuant to its existing $35 million stock and warrant repurchase plan, during the first quarter the Company repurchased 513,372 warrants for $1.1 million at an average price of $2.15 and 480,864 shares of stock for $4.5 million at an average price of $9.25. As of May 3, 2017 the Company had repurchased 5.4 million warrants and 830,382 shares under the plan for a total of $21.6 million and had $13.4 million remaining under the plan. As of May 3, 2017 there were 45.1 million common shares and 10.7 million warrants outstanding.

FINANCIAL OUTLOOK

The Company’s current expectations for the full year 2017 are as follows:

●	Tour revenues of $275 - $281 million (14 – 16% growth)
●	Adjusted EBITDA of $47 - $49 million (12 – 17% growth)

This outlook includes the estimated $9.1 million revenue impact and estimated $6.5 million adjusted EBITDA impact associated with the cancellation of four voyages on the National Geographic Orion and two voyages on the National Geographic Sea Lion for necessary repairs. As of May 1, 2017, the Lindblad segment had 92% of full year 2017 projected guest ticket revenues on the books versus 93% of full year 2016 revenue at the same time last year. The Company also continues to anticipate it will achieve its long-range revenue and adjusted EBITDA targets.

NON-GAAP FINANCIAL MEASURES

The Company uses a variety of operational and financial metrics, including non-GAAP financial measures such as adjusted EBITDA, Occupancy, Net Yields and Net Cruise Costs, to enable it to analyze its performance and financial condition. The Company utilizes these financial measures to manage its business on a day-to-day basis and believes that they are the most relevant measures of performance. Some of these measures are commonly used in the cruise and tourism industry to evaluate performance. The Company believes these non-GAAP measures provide expanded insight to assess revenue and cost performance, in addition to the standard GAAP-based financial measures. There are no specific rules or regulations for determining non-GAAP measures, and as such, they may not be comparable to measures used by other companies within the industry.

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The presentation of non-GAAP financial information should not be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. The definitions of non-GAAP financial measures along with a reconciliation of non-GAAP financial information to GAAP are included in the supplemental financial schedules beginning on page 10.

Conference Call Information

The Company has scheduled a conference call at 8:30 a.m. Eastern Time on May 9, 2017 to discuss the earnings of the Company. The conference call can be accessed by dialing (844) 378-6487 (United States), (855) 669-9657 (Canada) or (412) 542-4182 (outside the U.S.). A replay of the call will be available at the Company’s investor relations website, investors.expeditions.com.

About Lindblad Expeditions Holdings, Inc.

Lindblad Expeditions Holdings, Inc. is an expedition travel company that focuses on ship-based voyages through its Lindblad Expeditions brand and on land-based travel through its subsidiary, Natural Habitat Adventures, an adventure travel and ecotourism company with a focus on responsible nature travel.

Lindblad Expeditions works in partnership with National Geographic to inspire people to explore and care about the planet. The organizations work in tandem to produce innovative marine expedition programs and to promote conservation and sustainable tourism around the world. The partnership’s educationally oriented voyages allow guests to interact with and learn from leading scientists, naturalists and researchers while discovering stunning natural environments, above and below the sea, through state-of-the-art exploration tools.

Natural Habitat partners with the World Wildlife Fund to offer and promote conservation and sustainable travel that directly protects nature. Natural Habitat’s adventures include polar bear tours in Churchill, Canada, Alaskan grizzly bear adventures and African safaris.

Forward Looking Statements

Certain matters discussed in this press release are “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include the Company’s financial projections and may also generally be identified as such because the context of such statements will include words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” or words of similar import. Similarly, statements that describe the Company’s financial guidance or future plans, objectives or goals are also forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties that could cause results to differ materially from those expected, including, but not limited to, the following: (i) changes adversely affecting the business in which the Company is engaged; (ii) management of the Company’s growth and its ability to execute on its planned growth; (iii) general economic conditions; (iv) the Company’s business strategy and plans; (v) unscheduled disruptions in our business due to weather events, mechanical failures, or other events; (vi) compliance with applicable laws and regulations; (vii) compliance with the financial and/or operating covenants in the Company’s amended and restated credit agreement; (viii) adverse publicity regarding the cruise industry in general; (ix) loss of business due to competition; (x) the result of future financing efforts; (xi) the inability to meet revenue and adjusted EBITDA projections; and (xii) those risks described in the Company’s filings with the SEC. Stockholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made herein are made only as of the date of this press release and the Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. More detailed information about factors that may affect the Company’s performance may be found in its filings with the SEC, which are available at http://www.sec.gov or at http://www.expeditions.com in the Investor Relations section of the Company’s website.

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LINDBLAD EXPEDITIONS HOLDINGS, INC. AND SUBSIDIARIES

Condensed Cons olidated Balance Sheets

(In thousands, except share data)

	As of
	March 31, 2017	December 31, 2016
	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$103,782	$135,416
Restricted cash and marketable securities	13,426	9,015
Inventories	1,594	1,665
Marine operating supplies	4,096	4,142
Prepaid expenses and other current assets	22,140	20,782
Total current assets	145,038	171,020

Property and equipment, net	205,712	186,236
Goodwill	22,105	22,105
Intangibles, net	10,738	11,132
Other long-term assets	12,334	13,090
Deferred tax assets	7,965	4,118
Total assets	$403,892	$407,701

LIABILITIES
Current Liabilities:
Unearned passenger revenues	$95,762	$91,501
Accounts payable and accrued expenses	22,551	30,662
Long-term debt - current	1,750	1,750
Total current liabilities	120,063	123,913

Long-term debt, less current portion	164,236	164,128
Other long-term liabilities	688	681
Total liabilities	284,987	288,722

COMMITMENTS AND CONTINGENCIES

REDEEMABLE NONCONTROLLING INTEREST	5,199	5,170

STOCKHOLDERS’ EQUITY
Preferred stock, $0.0001 par value, 1,000,000 shares authorized; 0 shares issued and outstanding	-	-
Common stock, $0.0001 par value, 200,000,000 shares authorized; 45,138,691 and 45,659,762 issued and outstanding as of March 31, 2017, and December 31, 2016, respectively	5	5
Additional paid-in capital	40,624	43,097
Retained earnings	73,077	70,707
Total stockholders' equity	113,706	113,809
Total liabilities, redeemable noncontrolling interest and stockholders' equity	$403,892	$407,701

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LINDBLAD EXPEDTITONS HOLDINGS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Income
(In thousands, except share and per share data)
(Unaudited)

	For the Three Months Ended March 31,
	2017	2016

Tour revenues	$63,128	$61,574

Cost of tours	32,603	25,275
Gross profit	30,525	36,299

Operating expenses:
General and administrative	15,101	11,188
Selling and marketing	10,296	9,618
Depreciation and amortization	3,763	4,574
Total operating expenses	29,160	25,380

Operating income	1,365	10,919

Other (expense) income:
Loss on foreign currency	246	71
Other expense	(263)	-
Interest expense, net	(2,315)	(2,748)
Total other expense	(2,332)	(2,677)

(Loss) income before income taxes	(967)	8,242

Income tax benefit	(1,592)	(2,225)

Net income	$625	$10,467

Net income attributable to noncontrolling interest	29	-

Net income attributable to Lindblad	$596	$10,467

Common stock
Net income available to common stockholders	$596	$10,467

Weighted average shares outstanding
Basic	44,707,273	45,470,155
Diluted	45,761,938	46,122,844

Earnings per share attributable to Lindblad
Basic	$0.01	$0.23
Diluted	$0.01	$0.23

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LINDBLAD IXPEDMONS HOLDINGS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(In thousands)

(Unaudited)

	For the Three Months Ended March 31,
	2017	2016
Cash Flows From Operating Activities
Net income	$625	$10,467
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	3,763	4,574
Amortization of National Geographic fee	727	727
Amortization of debt discount, deferred financing and other, net	552	552
Stock-based compensation expense	4,202	1,335
Deferred income taxes	(2,073)	(2,032)
Loss on currency translation	(246)	(71)
Changes in operating assets and liabilities
Inventories and marine operating supplies	116	623
Prepaid expenses and other current assets	(1,358)	(940)
Unearned passenger revenues	4,261	(6,326)
Other long-term assets	29	-
Other long-term liabilities	-	8
Accounts payable and accrued expenses	(7,861)	(9,930)
Net cash provided by (used in) operating activities	2,737	(1,013)
Cash Flows From Investing Activities
Purchases of property and equipment	(22,844)	(6,872)
Purchase of restricted cash and marketable securities	(4,411)	(7,038)
Net cash used in investing activities	(27,255)	(13,910)
Cash Flows From Financing Activities
Payment of deferred financing costs	-	(1,487)
Repayments of long-term debt	(438)	(438)
Proceeds used in exchange of option shares	(202)	(2,695)
Repurchase of shares as part of CEO Allocation Plan	(901)	-
Repurchase of warrants and common shares	(5,572)	(5,420)
Net cash used in financing activities	(7,113)	(10,040)
Effect of exchange rate changes on cash	(3)	(67)
Net decrease in cash and cash equivalents	(31,634)	(25,030)

Cash and cash equivalents as of beginning of period	135,416	206,903
Cash and cash equivalents as of end of period	$103,782	$181,873
Supplemental disclosures of cash flow information:
Cash paid during the period for:
Interest	$2,601	$2,447
Income taxes	$12	$433
Non-cash investing and financing activities:
Additional paid-in capital exercise proceeds of option shares	$168	$1,123
Additional paid-in capital exchange proceeds used for option shares	(168)	(1,123)

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LINDBLAD EXPEDITIONS HOLDINGS, INC. AND SUBSIDIARIES

Supplemental Financial Schedules

(Unaudited)

Reconciliation of Net Income to Adjusted EBITDA

Consolidated

(In thousands)	For the Three Months Ended March 31,
	2017	2016
Net income	$625	$10,467
Income tax (benefit) expense	(1,592)	(2,225)
Interest expense, net	2,315	2,748
Depreciation and amortization	3,763	4,574
Loss on foreign currency	(246)	(71)
Other expense (income), net	263	-
Stock-based compensation	4,202	1,335
National Geographic fee amortization	727	727
Reorganization costs	207	-
Adjusted EBITDA - Consolidated	10,264	17,555
Impact of voyage cancellations	6,464	-
Adjusted EBITDA - Consolidated excluding impact of voyage cancellations	$16,728	$17,555

Reconciliation of Operating Income to Adjusted EBITDA

Lindblad Segment

(In thousands)	For the Three Months Ended March 31,
	2017	2016
Operating income	$1,266	$10,919
Depreciation and amortization	3,440	4,574
Stock-based compensation	4,202	1,335
National Geographic fee amortization	727	727
Restructuring costs	207	-
Adjusted EBITDA - Lindblad segment	9,842	17,555
Impact of voyage cancellations	6,464	-
Adjusted EBITDA - Lindblad segment excluding impact of voyage cancellations	$16,306	$17,555

Reconciliation of Operating Income to Adjusted EBITDA

Natural Habitat Segment

(In thousands)	For the Three Months Ended March 31,
2017
Operating income	$99
Depreciation and amortization	323
Adjusted EBITDA - Natural Habitat segment	$422

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LINDBLAD EXPEDITIONS HOLDINGS, INC. AND SUBSIDIARIES

Supplemental Financial Schedules

(Unaudited)

Reconciliation of Free Cash Flow to Net Cash Provided by Operating Activities

(In thousands)	For the Three Months Ended March 31,
	2017	2016

Net cash provided by (used in) operating activities	$2,737	$(1,013)
Less: purchases of property and equipment	(22,844)	(6,872)
Free Cash Flow	$(20,107)	$(7,885)

Reconciliation of 2017 Adjusted EBITDA Guidance to Net Income Consolidated

(In millions)	For the Year Ended 2017
	From	To
Net income	$7.0	$9.0
Interest expense, net	12.5	11.5
Depreciation and amortization	18.0	17.0
Other (including Income taxes, Loss (gain) on foreign currency, Other expense (income), net, Stock-based compensation, National Geographic fee amortization)	9.5	11.5
Adjusted EBITDA	$47.0	$49.0

Guest Metrics - Lindblad Segment

	For the Three Months Ended March 31,
	2017	2016
Available Guest Nights	42,722	51,857
Guest Nights Sold	37,064	47,619
Occupancy	86.8%	91.8%
Maximum Guests	5,268	5,708
Number of Guests	4,601	5,284
Voyages	81	79

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LINDBLAD EXPEDITIONS HOLDINGS, INC. AND SUBSIDIARIES

Supplemental Financial Schedules

(Unaudited)

Lindblad Segment

Calculation of Gross Yield and Net Yield - Lindblad Segment

(In thousands, except for Available Guest Nights, Gross and Net Yield)	For the Three Months Ended March 31,
	2017	2016
Guest ticket revenues	$45,045	$53,914
Other tour revenues	8,157	7,660
Tour Revenues	53,202	61,574
Less: Orion Insurance Proceeds	(1,900)	-
Adjusted Tour Revenues	51,302	61,574
Less: Commissions	(4,102)	(4,287)
Less: Other tour expenses	(4,118)	(5,010)
Net Revenue	$43,082	$52,277
Available Guest Nights	42,722	51,857
Gross Yield	$1,201	$1,187
Net Yield	1,008	1,008

Calculation of Net Cruise Cost Metrics - Lindblad Segment

(In thousands, except for Available Guest Nights, Gross and Net Cruise Cost)	For the Three Months Ended March 31,
	2017	2016
Cost of tours	$26,372	$25,275
Plus: Selling and marketing	9,311	9,618
Plus: General and administrative	12,813	11,188
Gross Cruise Cost	48,496	46,081
Less: Commission expense	(4,102)	(4,287)
Less: Other tour expenses	(4,118)	(5,010)
Net Cruise Cost	40,276	36,784
Less: Fuel expense	(1,668)	(2,530)
Net Cruise Cost Excluding Fuel	38,608	34,254
Non-GAAP Adjustments:
Stock-based compensation	(4,202)	(1,335)
National Geographic fee amortization	(727)	(727)
Adjusted Net Cruise Cost Excluding Fuel	$33,679	$32,192
Adjusted Net Cruise Cost	$35,347	$34,722
Available Guest Nights	42,722	51,857
Gross Cruise Cost per Available Guest Night	$1,135	$889
Net Cruise Cost per Available Guest Night	943	709
Net Cruise Cost Excl. Fuel per Available Guest Night	904	661
Adj. Net Cruise Cost Excl. Fuel per Avail. Guest Night	788	621
Adjusted Net Cruise Cost per Available Guest Night	827	670

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Operational and Financial Metrics

Adjusted EBITDA is net income (loss) excluding depreciation and amortization, net interest expense, other income (expense), and income tax benefit (expense), and other supplemental adjustments. Other supplemental adjustments include certain non-operating items such as stock-based compensation, the National Geographic fee amortization, merger-related expenses, and acquisition-related expenses. The Company believes adjusted EBITDA, when considered along with other performance measures, is a useful measure as it reflects certain operating drivers of the business, such as sales growth, operating costs, selling and administrative expense, and other operating income and expense. The Company believes adjusted EBITDA helps provide a more complete understanding of the underlying operating results and trends and an enhanced overall understanding of the Company’s financial performance and prospects for the future. While adjusted EBITDA is not a recognized measure under GAAP, management uses this financial measure to evaluate and forecast business performance. adjusted EBITDA is not intended to be a measure of liquidity or cash flows from operations or a measure comparable to net income as it does not take into account certain requirements, such as unearned passenger revenues, capital expenditures and related depreciation, principal and interest payments, and tax payments. The Company’s use of adjusted EBITDA may not be comparable to other companies within the industry.

The following metrics apply to the Lindblad segment:

Adjusted Net Cruise Cost represents Net Cruise Cost adjusted for Non-GAAP other supplemental adjustments which include certain non-operating items such as stock-based compensation, the National Geographic fee amortization, merger-related expenses, and acquisition-related expenses.

Available Guest Nights is a measurement of capacity and represents double occupancy per cabin (except single occupancy for a single capacity cabin) multiplied by the number of cruise days for the period. The Company also records the number of guest nights available on its limited land programs in this definition.

Gross Cruise Cost represents the sum of cost of tours plus merger-related expenses, selling and marketing expense, and general and administrative expense.

Gross Yield represents tour revenues less insurance proceeds divided by Available Guest Nights.

Guest Nights Sold represents the number of guests carried for the period multiplied by the number of nights sailed within the period.

Maximum Guests is a measure of capacity and represents the maximum number of guests in a period and is based on double occupancy per cabin (except single occupancy for a single capacity cabin).

Net Cruise Cost represents Gross Cruise Cost excluding commissions and certain other direct costs of guest ticket revenues and other tour revenues.

Net Cruise Cost Excluding Fuel represents Net Cruise Cost excluding fuel costs.

Net Revenue represents tour revenues less insurance proceeds, commissions and direct costs of other tour revenues.

Net Yield represents Net Revenue divided by Available Guest Nights.

Number of Guests represents the number of guests that travel with the Company in a period.

Occupancy is calculated by dividing Guest Nights Sold by Available Guest Nights.

Voyages represent the number of ship expeditions completed during the period.

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